EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs ETF Trust of our reports dated October 26, 2021, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended August 31, 2021. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 29, 2021

Appendix A

Fund name

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Access U.S. Aggregate Bond ETF

Goldman Sachs Access Inflation Protected USD Bond ETF

Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF

Goldman Sachs Access Ultra Short Bond ETF

Goldman Sachs Access High Yield Corporate Bond ETF

Goldman Sachs Access Investment Grade Corporate Bond ETF

Goldman Sachs Access Treasury 0-1 Year ETF

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs Innovate Equity ETF

Goldman Sachs MarketBeta Emerging Markets Equity ETF

Goldman Sachs MarketBeta International Equity ETF

Goldman Sachs MarketBeta U.S. Equity ETF

Goldman Sachs Future Planet Equity ETF